FILED PURSUANT TO RULE 424(B)(3)
REGISTRATION STATEMENT NO. 333-207740

RESOURCE APARTMENT REIT III, INC.

SUPPLEMENT NO. 7 DATED SEPTEMBER 13, 2016

TO THE PROSPECTUS DATED APRIL 29, 2016

This document supplements, and should be read in conjunction with, the prospectus of Resource Apartment REIT III, Inc. dated April 29, 2016, as supplemented by Supplement No. 1 dated May 25, 2016, Supplement No. 2 dated June 14, 2016, Supplement No. 3 dated June 30, 2016, Supplement No. 4 dated August 4, 2016, Supplement No. 5 dated August 17, 2016 and Supplement No. 6 dated August 24, 2016. As used herein, the terms “we,” “our” and “us” refer to Resource Apartment REIT III, Inc. and, as required by context, Resource Apartment OP III, LP, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose the closing of the merger of Resource America with C-III Capital Partners LLC.

Resource America Merger

On September 8, 2016, Resource America, Inc. (“Resource America”), the indirect parent corporation of our sponsor and our advisor, was acquired by C-III Capital Partners LLC (“C-III”), pursuant to an Agreement and Plan of Merger dated as of May 22, 2016 (the “Merger Agreement”). Pursuant to the Merger Agreement, a wholly-owned subsidiary of C-III merged with and into Resource America, with Resource America surviving the merger as a wholly-owned subsidiary of C-III.

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